UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2018

Berry Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38606	81-5410470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5201 Truxtun Ave.,

Bakersfield, California 93309

(Address of Principal Executive Offices)

(661) 616-3900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2018, the Berry Petroleum Corporation (“BRY”), Board of Directors (the “Board”), appointed Mr. C. Kent Potter and Ms. Anne L. Mariucci to the Board and Mr. Kaj Vazales retired from the Board. The Board increased in size to six members.

Ms. Mariucci serves on the boards of several public, private and non-profit companies, including: Southwest Gas Corporation since 2006, where she is a member of the audit and compensation committees; CoreCivic, Inc. since 2011, where she is a member of the audit and risk committees; and Taylor Morrison Home Corp., since 2014, where she is a member of the audit committee and chairman of the compensation committee. She is also currently on the board of Banner Health, one of the nation’s largest hospital/health care organizations, chairs its audit committee and serves on its compensation committee. Over the past ten years she has served as the General Partner of MFLP and related entities, a family office and investment entity. Ms. Mariucci’s deep corporate experience springs from a 30-year career in finance and real estate, primarily with Del Webb Corporation, where she served in a variety of capacities and ultimately as President before her retirement in 2004. In 2001, Del Webb merged with Pulte Corp, creating the nation’s largest homebuilding company, and Ms. Mariucci became head of strategy for this Fortune 200 company. Ms. Mariucci also co-founded Inlign Capital Partners, a Phoenix-based private equity firm. She has held licenses as a CPA, NASD General Securities Principal, and NASD Financial Principal. Ms. Mariucci received her Bachelor’s degree in Accounting and Finance from the University of Arizona, where she graduated Phi Kappa Phi.

Mr. Potter is currently a member of the board of directors and chairman of the audit committee of Polyus Gold PJSC, Russia’s largest gold mining company, where he has served since 2016. He has served on the boards of directors of various chemical and mining companies including EuroChem Group AG, a global agrochemical producer from 2014 to 2017, where he was audit committee chair, and SUEK PLC, Russia’s largest coal producer and exporter from 2013 to 2016, where he was an audit committee member. He previously served as the Executive Vice President and Chief Financial Officer of Lyondell Basell Industries from 2009 to 2011, where he was responsible for all financial and information technology activities. His extensive career in the energy industry began with nearly 30 years at Chevron Corporation, during which time Mr. Potter held various senior management positions and worked in planning, finance, and controllership management roles for Chevron throughout the United States and overseas, and was responsible for all financial functions of Chevron’s international exploration and production operations. Mr. Potter received a Bachelor of Science in Engineering from the University of California, Berkeley, and a Master of Business Administration (with an emphasis in Accounting and Finance) from its School of Business.

There are no arrangements or understandings between Mr. Potter or Ms. Mariucci and any other persons under which either was selected as a director. Mr. Potter and Ms. Mariucci will receive the same director compensation as is paid to the other non-employee directors under BRY’s compensation program for non-employee directors. BRY non-employee directors receive an annual grant of restricted stock units, with a grant value of $150,000, pro-rated initially for a partial year, (2) an annual cash fee of $75,000 for Board membership, and (3) an additional annual cash fee of $30,000 for each committee chairman position held and $15,000 for each committee membership position held.

In connection with their respective appointments, BRY and each of Mr. Potter and Ms. Mariucci entered into an indemnification agreement which requires BRY to indemnify each of them to the fullest extent permitted under Delaware law against liability that may arise by reason of their service as a director, and to advance expenses incurred in connection with any proceeding arising by reason of their service. The foregoing description of the indemnification agreement is not complete and is qualified in its entirety by reference to the full text of the indemnification agreement, a form of which is filed as Exhibit 10.14 to BRY’s Registration Statement on Form S-1 (No. 333-226011).

Effective September 12, 2018, Mr. Kaj Vazales resigned from the Board. Mr. Vazales’ resignation was not due to any disagreement with the Company or its management with respect to any matter relating to BRY’s operations, policies or practices. Oaktree Capital Management, L.P. (“Oaktree”), simultaneously relinquished its right to designate a nominee for director under the Amended and Restated Stockholders’ Agreement, dated June 30, 2018, by and among BRY and certain holders party thereto. Mr. Kaj Vazales was Oaktree’s prior designee.

Item 7.01	Regulation FD Disclosure

On September 12, 2018, BRY announced the appointment of Mr. Potter and Ms. Mariucci to the Board and Mr. Vazales’ resignation. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this Current Report, including the exhibit attached hereto as Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit No. 10.14 to BRY’s Registration Statement on Form S-1 (File No. 333-226011)

99.1	Press Release, dated September 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2018

BERRY PETROLEUM CORPORATION

By:	/s/ Cary D. Baetz
Cary D. Baetz
Executive Vice President and Chief Financial Officer

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